UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2018

Everbridge, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37874	26-2919312
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Corporate Drive, Suite 400, Burlington, Massachusetts	01803
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 230-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 16, 2018, Everbridge, Inc. (the “Company”) and Robert Hughes, President of the Company, entered into an amendment (the “Amendment”) to Mr. Hughes’s employment agreement dated as of February 14, 2018 (the “Employment Agreement”). Pursuant to the Amendment, Mr. Hughes’s title has been changed to President, Go-to-Market. In addition, Mr. Hughes has forfeited options to purchase 375,000 shares of the Company’s common stock from his initial 500,000 share stock option grant, and has been granted 12,500 restricted stock units which will vest over three years, based on his continued service with the Company, and 12,500 performance-based stock units which will vest based on the Company’s compound annual growth rate reaching certain targets over the two-year and three-year periods after the grant date.

If Mr. Hughes’s employment is terminated by the Company without “cause” (as defined in the Employment Agreement) or Mr. Hughes resigns for “good reason” (as defined in the Employment Agreement), he will be entitled to receive (i) one year of his then current base salary, paid over time in accordance with the Company’s payroll practices then in effect and (ii) payment of premiums for continued health benefits under COBRA for up to one year. In addition, the Amendment provides that if any such termination or resignation occurs before March 31, 2019, or Mr. Hughes resigns upon 90 days’ prior notice during the period from January 1, 2019 to March 31, 2019, one-third of his restricted stock unit grants and one-third of his performance-based stock unit grants will vest. The Amendment also provides that in the case of Mr. Hughes’s resignation during the period from January 1, 2019 to March 31, 2019, he would be entitled to receive his annual performance bonus for the fiscal year ended December 31, 2018.

The foregoing description of the Amendment to Mr. Hughes’s Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1*+	Amendment to Employment Agreement, dated as of July 16, 2018, by and between Everbridge, Inc. and Robert Hughes

*	Filed herewith.
+	Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Everbridge, Inc.

Dated: July 20, 2018	By:	Elliot J. Mark
Elliot J. Mark
Senior Vice President, General Counsel and Secretary

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